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                                                                    Exhibit 11.1

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                                      THREE MONTHS ENDED MARCH 31,         YEAR ENDED MARCH 31,
                                                                      ----------------------------         --------------------
                                                                        2003              2004            2003             2004
                                                                        ----              ----            ----             ----
Basic Earnings Per Share:

   Net earnings:
      Continuing operations                                          $  3,696,000     $  3,960,000    $ 11,188,000     $ 12,493,000
      Discontinued operations                                             362,000           69,000       1,781,000          199,000
                                                                     ------------     ------------    ------------     ------------
         Net earnings                                                $  4,058,000     $  4,029,000    $ 12,969,000     $ 12,692,000
                                                                     ============     ============    ============     ============

   Weighted average number of common shares outstanding                13,948,542       13,948,542      13,940,650       13,948,542
   Less: weighted average number of treasury shares                      (308,243)        (303,772)       (198,069)        (386,641)
                                                                     ------------     ------------    ------------     ------------
      Weighted average number of common and common
         equivalent shares outstanding                                 13,640,299       13,644,770      13,742,581       13,561,901
                                                                     ============     ============    ============     ============
   Basic earnings per common share:
      Continuing operations                                          $       0.27     $       0.29    $       0.81     $       0.92
      Discontinued operations                                                0.03             0.01            0.13             0.02
                                                                     ------------     ------------    ------------     ------------
         Net earnings                                                $       0.30     $       0.30    $       0.94     $       0.94
                                                                     ============     ============    ============     ============

Diluted Earnings Per Share:

   Net earnings:
      Continuing operations                                          $  3,696,000     $  3,960,000    $ 11,188,000     $ 12,493,000
      Discontinued operations                                             362,000           69,000       1,781,000          199,000
                                                                     ------------     ------------    ------------     ------------
         Net earnings                                                $  4,058,000     $  4,029,000    $ 12,969,000     $ 12,692,000
                                                                     ============     ============    ============     ============

   Weighted average number of common shares outstanding                13,948,542       13,948,542      13,940,650       13,948,542
   Weighted average of shares issuable under employee stock plans          11,907            7,213           2,977            9,125
   Dilutive effect of the exercise of stock options                       408,259          582,931         433,763          620,589
   Dilutive effect of the exercise of warrants                             28,726           34,944          29,244           34,944
   Less: weighted average number of treasury shares                      (308,243)        (303,772)       (198,069)        (386,641)
                                                                     ------------     ------------    ------------     ------------
      Weighted average number of common and common
         equivalent shares outstanding                                 14,089,191       14,269,858      14,208,565       14,226,559
                                                                     ============     ============    ============     ============

   Diluted earnings per common share:
      Continuing operations                                          $       0.26     $       0.28    $       0.79     $       0.88
      Discontinued operations                                                0.03             0.00            0.12             0.01
                                                                     ------------     ------------    ------------     ------------
         Net earnings                                                $       0.29     $       0.28    $       0.91     $       0.89
                                                                     ============     ============    ============     ============



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